Pricing Supplement No.             c03-1028
Pricing Supplement Dated:          October 28, 2003
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        October 28, 2003
Original Issue Date:               October 31, 2003
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal
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CUSIP:                             17307XAC5
Aggregate Principal Amount:        USD 10,439,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 10,334,610.00
Interest Rate (per annum):         3.50%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       November 15, 2003
Maturity Date:                     October 15, 2008
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable
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CUSIP:                             17307XAD3
Aggregate Principal Amount:        USD 5,568,000.00
Price to Public:                   100%
Concession:                        1.7500%
Net Proceeds to Issuer:            USD 5,470,560.00
Interest Rate (per annum):         5.00%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       November 15, 2003
Maturity Date:                     October 15, 2015
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable
--------------------------------------------------------------


CUSIP:                             17307XAE1
Aggregate Principal Amount:        USD 13,294,000.00
Price to Public:                   100%
Concession:                        2.0000%
Net Proceeds to Issuer:            USD 13,028,120.00
Interest Rate (per annum):         5.50%
Interest Payment Frequency:        Monthly
First Interest Payment Date:       November 15, 2003
Maturity Date:                     October 15, 2018
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption at
the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
October 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus
Supplement.